Exhibit 99.1

1 Investor Presentation March 2016

2 Notice of Forward Looking Statements This presentation contains certain “forward - looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources . These forward - looking statements include, without limitation, statements regarding projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance ; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts . Forward - looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved . Forward - looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward - looking statements . Forward - looking statements speak only as of the date the statements are made . Factors that could cause actual results to differ from those discussed in the forward - looking statements include, but are not limited to, those described the “Risk Factors” section of our Annual Report on Form 10 - K for the fiscal year ended April 30 , 2015 , as updated in our subsequent reports filed with the SEC, including reports on Form 10 - Q . You should not put undue reliance on any forward - looking statements . We assume no obligation to update forward - looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward - looking information, except to the extent required by applicable securities laws . If we do update one or more forward - looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements .

3 Why Invest in Champions Oncology? Innovation Innovative technology platform Market Size Large and growing market size Experience Experienced management team Progress 5 years of progress

4 Our Senior Management Team Joel Ackerman 15 years at Warburg Pincus investing in healthcare Board of Directors: Coventry Healthcare, Kindred Healthcare CEO David Sidransky, MD Johns Hopkins University, Professor and Director Head and Neck Cancer Research; Former Vice Chairman, Imclone Systems Chairman of the Board Ronnie Morris, MD Founder and CMO of MDVIP – leading provider of personalized medicine in the US; CMO Exec VP Alliance Care President

5 The Problem with Oncology Drugs Despite Advances, Response Rates Remain Low Skyrocketing R&D Investment Contributes to High Cost Failure Rates Remain High Clinical Evidence Doesn’t Mean Clinical Value $1.2 billion average capital outlay per approved biopharmaceutical Payers and physicians questioning high cost of statistically significant but clinically unimportant treatments 0% 20% 40% 60% 1 2 3 Line Therapy Response Rates 7% of products entering clinical trials make it to marker

6 The Challenges of Clinical Trials in Oncology Cost per patient: > $100,000 Participation Rate: < 5% CHALLENGE Clinical Trial Simulation Platform NEED

7 ✔ Simulating Patient Response to Oncology Drugs with Patient Derived XenoGrafts (PDX) Mice are dosed with different anti - tumor therapies Patient tumor is implanted in immune - compromised mice The effect of each therapy on tumor growth is measured χ χ χ Patient Implant Treatment Measurement

8 The Predictive Power of PDX A growing body of evidence demonstrates positive predictive value for Champions TumorGraft® PDX models. Clinical Accuracy Measures Result 95% Cl Positive Predictive Value (PPV) 87% (80/92) 77% - 93% Negative Predictive Value (NPV) 94% (32/34) 79% - 99% Source: 126 TumorGraft - clinical response correlations from 90 patients, as of January 2016

9 Champions TumorGraft is an Immortalized Model of an Individual Patient for Predicting Response Patient Data Perpetual Tissue Stock Genomic Data

10 The Champions TumorGraft® Platform Today 700 PDX models in our tumor bank that reflect characteristics of patients who enroll in clinical trials (late stage, pretreated and metastic)

11 Reporting Study Design Dosing Model Establishment Work with customer to select patients from the TumorBank. Implant mice from selected models and ensure growth. Measure tumor size and report results to customer. Dose mice with experimental drugs, control groups and combinations. Trial Simulation Process Using Champions’ Platform

12 The Value of Patient Derived Xenografts Economics 90%+ lower costs than a human clinical trial PDX Repeatability Same patient can be run with multiple drugs for head - to - head comparisons Speed 6 months to study completion versus 2 - 3 years for human trial Predictability 90%+ accuracy in predicting human response

13 Champions Built a Successful Core Business ~$50 Million Cumulative Revenue ~ 100 Customers Including 16 of the top 20 Pharma companies and 84 other pharma and biotech c ompanies 34% Core Revenue Growth Rate

14 Champions’ Mission “Pioneering the use of Patient Derived Xenografts to revolutionize the development and use of oncology drugs .”

15 Three Strategies for Accelerating Revenue Growth Immune Oncology Grow the Platform Innovative Study Designs

16 Champions is Employing Novel Approaches to Grow the Breadth and Depth of the Tumor Bank Deepening the Bank Research Custom Model Development Patients Broadening the Bank

Champions ImmunoGraft™ Development

A novel platform using Champions TumorGraft platform in humanized mice

Proliferating human immune cells measured


huNOG Mice
(n=47)



Murine immune system eradicated and human immune system implanted



Tumors from patients or banked tumors implanted and Champions ImmunoGraft established

Screening against immuno-oncology agents


Days




huCD8+ (CTLs)
Vehicle
Ipilimumab

Test treatment-medicated tumor growth inhibition, immune cell activation, immune cell tumor proliferation

17

CHAMPIONS ONCOLOGY

18 Pre - clinical Phase 1 Phase 2 Phase 3 $0 $30 $60 $90 $120 $150 Cost Per Drug by Phase ($ millions) $150 $488 $690 $0 $500 $1,000 $1,500 Total Available Market Size 1 ($ millions) 1 Company estimates Innovative Study Designs Enable Larger Studies Recent bookings will drive accelerated revenue growth in our upcoming fiscal year.

19 Capturing More of the Value Created Platform License Data Fee for Service Milestones and Royalties Upside Potential Labor Intensive Low Low High High

20 Champions Operational Capabilities Corporate Headquarters Hackensack, NJ Approximately 70 FTEs 20MDs or PhDs Primary Lab & Vivarium Baltimore, MD Johns Hopkins Science + Technology Center AAALAC accredited ISO 9001:2008 certified CLIA certified Facility Breakdown 8,000 square feet 8 procedure rooms 12 animal rooms 5,000 cage capacity Implantation Centers London Tel Aviv New York Baltimore Toronto Houston San Diego

21 Upcoming Milestones Revenue acceleration from clinical deals AML revenue and gross margin Commercialization of ImmunoGraft product Cash flow positive Industry partnerships and collaborations

22 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 F2010 F2015 Historical Revenue Growth of Core TOS Business $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 H1 F2015 H1 F2016

23 Ticker: CSBR (NASDAQ) Shares outstanding Primary: 8.7 million Warrants: 2.1 million Options: 2.0 million Cash (as of 10/31/15): $4.2 million Debt: Zero Quarterly burn rate: < $1 million per quarter Capital Markets Information

24 CHAMPIONS ONCOLOGY One University Plaza | Suite 307 Hackensack, NJ OUR EMAIL sforeman@championsoncology.com OUR PHONE 201.808.8400 OUR WEBSITE www.championsoncology.com